Exhibit 99.1
For Release February 21, 2013
1:05 p.m. Pacific
PRESS RELEASE
Investor Contact:
Jane Underwood
Infoblox
408.625.4443
junderwood@infoblox.com

Media Contact:
Emily Dunlop
Infoblox
408.625.4352
edunlop@infoblox.com

Infoblox Reports Second Quarter of Fiscal 2013 Results
Company Achieves Record Quarterly Revenue
SANTA CLARA, Calif., February 21, 2013 — Infoblox (NYSE:BLOX), the automated network control company, today reported its financial results for its second fiscal quarter ended January 31, 2013. Total net revenue for the second quarter of fiscal 2013 was a record $54.4 million, an increase of 32% on a year-over-year basis.
On a GAAP basis, the Company reported a net loss of $3.2 million, or $0.07 loss per fully diluted share, for the second quarter of fiscal 2013, compared with a net loss of $1.1 million, or $0.10 loss per fully diluted share, in the second quarter of fiscal 2012.
The Company reported non-GAAP net income of $3.0 million, or $0.06 earnings per share on a non-GAAP weighted average share basis, for the second quarter of fiscal 2013, compared with non-GAAP net income of $1.6 million, or $0.04 earnings per share on a non-GAAP weighted average share basis, in the second quarter of fiscal 2012. The GAAP to non-GAAP reconciling items for the second quarters of fiscal 2013 and 2012 can be found in the "Reconciliation of GAAP to non-GAAP Financial Measures" attached to this press release.
“We continued to experience strong growth, which is indicative of the strength of our industry-leading products, our market leadership position, and the growing adoption for commercial-grade DDI solutions,” said Robert Thomas, president and chief executive officer. “Not only are we pleased with our financial performance, but we also expanded our total addressable market and increased the opportunity within our existing customer base. In the quarter, we introduced two new security solutions that leverage our automated network control technology, and a low-cost, easy-to-deploy Trinzic network edge appliance. Looking ahead, we are confident in our ability to execute and expect a strong second half in fiscal 2013.”
    “In the second quarter, we experienced solid demand across all geographic regions and continued our high rate of new customer acquisition,” said Remo Canessa, chief financial officer. “From a bottom-line perspective, we achieved solid profitability, with non-GAAP gross margin, operating margin and earnings per share all exceeding our previous targets.”

Financial Outlook
Infoblox is providing an outlook of anticipated results for the third quarter ending April 30, 2013 and updating its outlook for the year ending July 31, 2013. This outlook is based on a number of assumptions that it believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Infoblox’s filings with the Securities and Exchange Commission.
For the third fiscal quarter ending April 30, 2013, the Company currently expects:
•Total net revenue in the range of $55 million to $56.5 million;
•Non-GAAP gross margin to be approximately 78%;
•Non-GAAP operating margin in the range of 6% to 7%; and
•Non-GAAP diluted net income per share ("non-GAAP EPS") to be in the range of $0.06 to $0.07, assuming approximately 54.1 million shares on a non-GAAP diluted weighted average basis.
For the fiscal year ending July 31, 2013, the Company currently expects:
•Total net revenue in the range of $216 million to $219 million;
•Non-GAAP operating margin in the range of 6% to 7%; and
•Non-GAAP EPS to be in the range of $0.21 to $0.26, assuming approximately 53.8 million shares on a non-GAAP diluted weighted average basis.
All forward-looking non-GAAP measures exclude estimates for stock-based compensation expenses and amortization of intangible assets. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.
About Non-GAAP Financial Measures
To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP EPS and non-GAAP weighted average shares outstanding. We also provide third fiscal quarter 2013 and fiscal year 2013 guidance for non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP EPS and non-GAAP weighted average shares outstanding. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Our non-GAAP financial measures include adjustments based on the following items:
Stock-based compensation expenses: We have excluded the effect of stock-based compensation and related payroll tax expenses from our non-GAAP operating results. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating results. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Our non-GAAP Financial Measures are described as follows:
Non-GAAP gross profit and gross margin. Non-GAAP gross profit is gross profit as reported on our consolidated statements of operations, excluding the impact of stock-based compensation and intangible asset amortization expense. Non-GAAP gross margin is non-GAAP gross profit divided by net revenue.
Non-GAAP operating income and operating margin. Non-GAAP operating income is income (loss) from operations as reported on our consolidated statements of operations, excluding the impact of stock-based compensation and intangible asset amortization expense. Non-GAAP operating margin is non-GAAP operating income divided by net revenue.
Non-GAAP net income and non-GAAP EPS. Non-GAAP net income is net income (loss) as reported on our consolidated statements of operations, excluding the impact of stock-based compensation and intangible asset amortization expense. Non-GAAP EPS is non-GAAP net income divided by non-GAAP diluted weighted average shares outstanding. Non-GAAP diluted weighted average shares outstanding was computed to give effect to the conversion of all outstanding convertible preferred stock including the exercise of related preferred stock warrants and the exercise of certain common stock warrants which occurred upon the closing of our IPO on April 25, 2012, as if conversion or exercise had occurred at the beginning of the period of issuance.
For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Conference Call & Webcast
Management will host a conference call today, February 21, 2013, at 1:30 p.m. PST/4:30 p.m. EST to discuss its fiscal second quarter 2013 financial results. To access the call, investors may dial 800-230-1093 (domestic) or 612-288-0329 (international) at least 10 minutes prior to the scheduled start of the call. A live webcast of the call will also be available on the corporate website at: http://ir.infoblox.com. An archive of the webcast will be available on our website and a taped replay will be available for one week at 800-475-6701 (domestic) or 320-365-3844 (international), passcode 281366.
About Infoblox
Infoblox (NYSE:BLOX) delivers Automated Network Control solutions, the fundamental technology that connects end users, devices and networks. These solutions enable more than 6,300 enterprises and service providers to transform and scale complex networks. Infoblox helps take the burden of complex network control out of human hands, reduce costs, and increase accuracy and uptime. Infoblox is headquartered in Santa Clara, Calif. and has operations in 25 countries.
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Cautionary Statement
The statements in this release regarding our competitive position, the market's growing adoption of our automated network control solutions as well as the statements regarding our total addressable market and expectations for the second half of fiscal 2013 contained in the quotes of our chief executive officer and all statements under “Financial Outlook” are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: unexpected delays in the delivery of our solutions, particularly at the end of the quarter, changes in demand for automated network control solutions, the market acceptance of our products; the fluctuations in our gross margins; the concentration of our customer base; competitive developments including pricing pressures; our ability to manage operating expenses effectively; and the general economic, industry or political conditions in the United States or internationally.
For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, including the final prospectus related to our initial public offering, which are available on our investor relations Web site (http://ir.infoblox.com/) and on the SEC’s Web site (www.sec.gov).
All information provided in this release and in the attachments is as of February 21, 2013, and stockholders of Infoblox are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Infoblox does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this February 21, 2013 press release, or to reflect the occurrence of unanticipated events.

INFOBLOX INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP BASIS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	January 31, 2013	October 31, 2012	January 31, 2012	January 31, 2013	January 31, 2012
Net revenue:
Products and licenses	$30,807	$27,098	$23,547	$57,905	$46,238
Services	23,632	22,407	17,840	46,039	34,504
Total net revenue	54,439	49,505	41,387	103,944	80,742
Cost of revenue:
Products and licenses	7,100	5,840	5,030	12,940	9,724
Services	4,542	4,249	3,736	8,791	7,307
Total cost of revenue	11,642	10,089	8,766	21,731	17,031
Gross profit	42,797	39,416	32,621	82,213	63,711
Operating expenses:
Research and development	10,593	10,214	8,979	20,807	17,885
Sales and marketing	29,108	25,631	20,605	54,739	40,278
General and administrative	5,493	5,658	3,716	11,151	7,393
Total operating expenses	45,194	41,503	33,300	86,697	65,556
Loss from operations	(2,397)	(2,087)	(679)	(4,484)	(1,845)
Other expense, net:	(220)	(106)	(171)	(326)	(339)
Loss before provision for income taxes	(2,617)	(2,193)	(850)	(4,810)	(2,184)
Provision for income taxes	629	197	226	826	661
Net loss	$(3,246)	$(2,390)	$(1,076)	$(5,636)	$(2,845)

Net loss per share - basic and diluted	$(0.07)	$(0.05)	$(0.10)	$(0.12)	$(0.26)

Weighted average shares used in computing basic and diluted net loss per share	47,827	45,990	11,137	46,940	11,087

INFOBLOX INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS - GAAP BASIS
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	January 31, 2013	October 31, 2012	January 31, 2012	January 31, 2013	January 31, 2012
Net loss	$(3,246)	$(2,390)	$(1,076)	$(5,636)	$(2,845)
Other comprehensive loss
Unrealized holding gains (losses) on short-term investments arising during the period, net of tax and reclassifications adjustments for amounts included in net loss	56	(60)	—	(4)	—
Comprehensive loss	$(3,190)	$(2,450)	$(1,076)	$(5,640)	$(2,845)

INFOBLOX INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	January 31, 2013	October 31, 2012	January 31, 2012	January 31, 2013	January 31, 2012
Gross Profit Reconciliation:
GAAP gross profit	$42,797	$39,416	$32,621	$82,213	$63,711
Stock based compensation expense	376	428	104	804	203
Amortization of intangible assets	254	254	325	508	655
Non-GAAP gross profit	$43,427	$40,098	$33,050	$83,525	$64,569
Gross Margin Reconciliation:
GAAP gross margin	78.6%	79.6%	78.8%	79.1%	78.9%
Stock based compensation expense	0.7%	0.9%	0.3%	0.8%	0.3%
Amortization of intangible assets	0.5%	0.5%	0.8%	0.5%	0.8%
Non-GAAP gross margin	79.8%	81.0%	79.9%	80.4%	80.0%
Operating Income (Loss) Reconciliation:
GAAP operating loss	$(2,397)	$(2,087)	$(679)	$(4,484)	$(1,845)
Stock based compensation expense	5,618	4,922	2,045	10,540	3,737
Amortization of intangible assets	581	581	652	1,162	1,561
Non-GAAP operating income	$3,802	$3,416	$2,018	$7,218	$3,453
Operating Margin Reconciliation:
GAAP operating margin	(4.4%)	(4.2%)	(1.6%)	(4.3%)	(2.3%)
Stock based compensation expense	10.3%	9.9%	4.9%	10.1%	4.6%
Amortization of intangible assets	1.1%	1.2%	1.6%	1.1%	2.0%
Non-GAAP operating margin	7.0%	6.9%	4.9%	6.9%	4.3%
Net Income (Loss) Reconciliation:
GAAP net loss	$(3,246)	$(2,390)	$(1,076)	$(5,636)	$(2,845)
Stock based compensation expense	5,618	4,922	2,045	10,540	3,737
Amortization of intangible assets	581	581	652	1,162	1,561
Non-GAAP net income	$2,953	$3,113	$1,621	$6,066	$2,453

Non-GAAP EPS	$0.06	$0.06	$0.04	$0.11	$0.06
Shares used in Computing non-GAAP EPS Reconciliation:
Diluted shares:
Weighted-average shares outstanding used in calculating GAAP diluted net loss per share	47,827	45,990	11,137	46,940	11,087
Additional dilutive securities for non-GAAP income	4,814	6,910	4,252	5,882	4,241
Conversion of convertible preferred stock and other	—	—	27,201	—	27,201
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	52,641	52,900	42,590	52,822	42,529

INFOBLOX INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	January 31, 2013	July 31, 2012
	(Unaudited)	(a)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$84,544	$156,613
Short-term investments	95,269	—
Accounts receivable, net	31,652	26,819
Inventory	2,985	2,560
Deferred tax assets	1,545	1,577
Prepaid expenses and other current assets	5,618	4,159
Total current assets	221,613	191,728
Property and equipment, net	12,693	6,498
Intangible assets, net	6,655	7,817
Goodwill	32,726	32,726
Restricted cash	3,501	3,803
Other assets	355	411
TOTAL ASSETS	$277,543	$242,983
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$13,040	$11,607
Accrued compensation	11,355	10,295
Deferred revenue, net	61,798	56,184
Total current liabilities	86,193	78,086
Deferred revenue, net	24,332	20,483
Deferred tax liability	1,494	1,494
Other liabilities	6,358	845
TOTAL LIABILITIES	118,377	100,908
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $0.0001 par value per share—5,000,000 shares authorized as of January 31, 2013 and July 31, 2012; no shares issued or outstanding as of January 31, 2013 and July 31, 2012	—	—
Common stock, $0.0001 par value per share—100,000,000 shares authorized; 48,452,234 shares and 45,737,770 shares issued and outstanding as of January 31, 2013 and July 31, 2012	5	5
Additional paid-in capital	272,937	250,206
Accumulated other comprehensive loss	(4)	—
Accumulated deficit	(113,772)	(108,136)
TOTAL STOCKHOLDERS’ EQUITY	159,166	142,075
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$277,543	$242,983

(a) Derived from the July 31, 2012 audited consolidated financial statements.

INFOBLOX INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended January 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,636)	$(2,845)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	10,540	3,737
Depreciation and amortization	2,929	2,864
Excess tax benefits from employee stock plans	(218)	—
Amortization of investment premium	132	—
Change in fair value of convertible preferred stock warrant liability	—	80
Other	57	—
Changes in operating assets and liabilities:
Accounts receivable, net	(4,833)	(1,740)
Inventory	(425)	(158)
Prepaid expenses, other current assets and other assets	(1,604)	(1,947)
Accounts payable and accrued liabilities	784	63
Accrued compensation	1,060	58
Deferred revenue, net	9,463	9,007
Other liabilities	5,513	(73)
Net cash provided by operating activities	17,762	9,046
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(96,125)	—
Proceeds from maturities of short-term investments	720	—
Purchases of property and equipment	(6,736)	(1,786)
Decrease in restricted cash	532	—
Net cash used in investing activities	(101,609)	(1,786)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under the employee stock plans	11,795	516
Payment of remaining unpaid initial public offering costs	(235)	—
Excess tax benefits from employee stock plans	218	—
Net cash provided by financing activities	11,778	516
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(72,069)	7,776
CASH AND CASH EQUIVALENTS—Beginning of period	156,613	42,207
CASH AND CASH EQUIVALENTS—End of period	$84,544	$49,983
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Purchases of property and equipment not yet paid	$1,538	$—
Cash paid for income taxes, net	$487	$625
Change in liability due to vesting of early exercised stock options, net	$192	$95